UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 1, 2007.

COMPENSATION WARRANTS TO PURCHASE UNITS OF

APOLLO GOLD CORPORATION

Compensation Warrant Certificate No.: CO-2006/01	No. of Compensation Warrants: ●

For value received, Apollo Gold Corporation (the "Corporation") hereby grants to [Insert name and address] (the "Holder"), ● compensation warrants (the "Compensation Warrants"), which gives the Holder the right and option, subject to the terms and conditions set forth in this compensation warrant certificate (the "Compensation Warrant Certificate"), to purchase from the Corporation, up to ● units of the Corporation (the "Units") at an exercise price of $0.45 per Unit (the "Exercise Price") at any time and from time to time up to 4:00 p.m. (Toronto time) on October 30, 2008 (the "Expiry Time"), with each Unit comprised of one fully-paid and non-assessable common share in the capital of the Corporation (a "Common Share") and one-half (1/2) of one common share purchase warrant (a "Warrant"), with each whole Warrant entitling the holder thereof to purchase one additional Common Share (a "Warrant Share") for each Warrant represented hereby until the Expiry Time at a price of Cdn$1.00 per Common Share for the first 12 months, and at a price of Cdn$1.15 per Common Share for the last 12 months (collectively, the "Exercise Price"), upon and subject to the terms and conditions set forth herein.

The Warrants issuable upon exercise of the Compensation Warrants shall be issued pursuant to and governed by a warrant certificate, the form of which is attached hereto as Schedule "B". The number of Common Shares comprising part of each Unit (but not the number of Warrants) which the Holder is entitled to purchase upon exercise of the Compensation Warrants and the Exercise Price shall be subject to adjustment as hereinafter provided.

1.    Definitions

In this Compensation Warrant Certificate, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings respectively:

(a)
"Business Day" means any day other than a Saturday, Sunday, statutory or civic holiday or a day on which the principal banking institutions are closed in the City of Toronto, Ontario or the State of Colorado;

(b)
"Current Market Price" of the Common Shares at any date means the price per share equal to the weighted average price at which the Common Shares have traded on the TSX or, if the Common Shares are not then listed on the TSX, on such other Canadian stock exchange on which the shares trade as may be selected by the directors of the Corporation for such purpose or, if the Common Shares are not then listed on any Canadian stock exchange, in the over-the-counter market, during the period of any twenty consecutive trading days ending not more than five (5) business days before such date; provided that the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said twenty consecutive trading days by the total number of Common Shares so sold; and provided further that if the Common Shares are not then listed on any Canadian stock exchange or traded in the over-the counter market, then the Current Market Price shall be determined by such firm of independent chartered accountants as may be selected by the directors of the Corporation;

(c)
"Equity Shares" means the Common Shares and any shares of any other class or series of the Corporation which may from time to time be authorized for issue if by their terms such shares confer on the holders thereof the right to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation beyond a fixed sum or a fixed sum plus accrued dividends;

(d)	"Holder" means the registered holder of this Compensation Warrant Certificate or any additional Compensation Warrant Certificates issued by the Corporation pursuant to the terms hereof;

(e)
"person" means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative or any group or combination thereof;

(f)	"Subscription Form" means the form of subscription annexed hereto as Schedule "A";

(g)
"Trading Day" means any day on which the Common Shares are listed and posted for trading on the TSX and such exchange is open for business or, if not listed and posted for trading on such exchange, on such stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading and which is open for business, and, in each case, no cease trading or similar order is in effect with respect to the Common Shares; and

(h)	"TSX" means the Toronto Stock Exchange.

2.    Expiry Time

After the Expiry Time, all rights under this Compensation Warrant Certificate and any outstanding Compensation Warrants evidenced hereby, in respect of which the right of subscription and purchase herein provided for shall not have been exercised, shall wholly cease and terminate and this Compensation Warrant Certificate and the Compensation Warrant Certificates evidenced hereby shall be void and of no value or effect.

3.    Exercise Procedure

(a)
The Holder may exercise its right of purchase hereunder in whole or in part at any time at or prior to the Expiry Time by surrendering or delivering to the Corporation prior to the Expiry Time at its principal office in Colorado: (i) this Compensation Warrant Certificate together with the Subscription Form duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Corporation; and (ii) cash or a certified cheque, money order or bank draft payable to or to the order of the Corporation in an amount equal to the Exercise Price multiplied by the number of Units for which subscription is being made.

(b)
Any Compensation Warrant Certificate, Subscription Form and cash, certified cheque, money order or bank draft referred to in the foregoing subsection 3(a) shall be deemed to be surrendered only upon delivery thereof to the Corporation at its principal office in the manner provided in Section 26 hereof.

4.    Entitlement to Certificates

Upon delivery and payment as provided for in Section 3 above, the Corporation shall cause to be issued to the Holder the Common Shares and Warrants subscribed for and the Holder shall become a shareholder of the Corporation in respect of such Common Shares purchased with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such Common Shares and Warrants. The Corporation shall cause such certificate or certificates to be issued and delivered to the Holder at the address or addresses specified in the Subscription Form as soon as practicable, but in any event, not later than seven (7) Business Days following such delivery and payment.

5.    Assignment or Transfer of Compensation Warrants

The Compensation Warrants evidenced hereby may not be assigned or transferred by the Holder or exercised by or for the benefit of any person other than the Holder. The Compensation Warrants evidenced hereby may not be exercised in the United States or by or on behalf of a U.S. Person or person in the United States. "United States" and "U.S. Person" are as defined in Regulation S under the United States Securities Act of 1933, as amended.

6.    Partial Exercise and Exchanges

The Holder may subscribe for and purchase a number of Units which is less than the number it is entitled to purchase pursuant to this Compensation Warrant Certificate. In the event of any such subscription and purchase prior to the Expiry Time, the Holder shall also be entitled to receive, without charge, a new Compensation Warrant Certificate in respect of the balance of the Units which it continues to be entitled to purchase pursuant to this Compensation Warrant Certificate.

This Compensation Warrant Certificate is also exchangeable, without charge, from time to time, upon surrender hereof by the Holder to the Corporation, for a new Compensation Warrant certificate or certificates of like tenor representing in the aggregate the same number of Compensation Warrants under the Compensation Warrant Certificate so surrendered.

7.    No Fractional Common Shares or Warrants

Notwithstanding any adjustment provided for in Section 11 hereof, the Corporation shall not be required upon the exercise of any Compensation Warrants to issue fractional Common Shares or Warrants in satisfaction of its obligations hereunder and the Holder understands and agrees that it will not be entitled to any cash payment or other form of compensation in respect of a fractional Common Share or Warrant that might otherwise have been issued.

8.    Not a Shareholder

Nothing in this Compensation Warrant Certificate or in the holding of the Compensation Warrants evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Corporation.

9.    No Obligation to Purchase

Nothing herein contained or done pursuant hereto shall obligate the Holder to purchase or pay for or the Corporation to issue any Common Shares or Warrants except those Common Shares and Warrants in respect of which the Holder shall have exercised its right to purchase in the manner provided hereunder.

10.    Covenants

(a)
The Corporation covenants that: (i) so long as any Compensation Warrants evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares and Warrants to satisfy the right of purchase provided for herein; and (ii) all Common Shares which shall be issued upon the exercise of the right to purchase provided for herein, upon payment of the Exercise Price therefor, shall be issued as fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, other than which may arise by virtue of the Holder's personal circumstances.

(b)
While any Compensation Warrants evidenced hereby remain outstanding, the Corporation shall comply with the securities legislation applicable to it in order that the Corporation continue as a reporting issuer, or analogous entity, not in default of any requirements of such legislation.

(c)
The Corporation shall at its expense expeditiously use its commercially reasonable best efforts to obtain the listing on the TSX of the Common Shares issuable upon the exercise of the right to purchase provided for herein, and the Common Shares issuable upon exercise of the Warrants.

(d)	The Corporation shall use its commercially reasonable best efforts to do or cause to be done all things necessary to preserve and maintain its corporate existence.

11.    Adjustment to Exercise Price

The rights of the holder of this Compensation Warrant Certificate, including the number of Common Shares comprising part of each Unit issuable upon the exercise of each Compensation Warrant represented hereby, will be adjusted from time to time upon the occurrence of the events and in the manner provided in, and in accordance with the provisions of, this Section. For greater certainty, the number of Warrants comprising part of each Unit issuable upon the exercise of each Compensation Warrant will not be adjusted pursuant to the provisions of this Section.

The Exercise Price in effect at any time is subject to adjustment from time to time in the events and in the manner provided as follows:

(1)	If and whenever at any time after the date hereof the Corporation:

(a)	issues Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all the holders of the Common Shares as a stock dividend;

(b)	makes a distribution on its outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares;

(c)	subdivides its outstanding Common Shares into a greater number of shares; or

(d)	consolidates its outstanding Common Shares into a small number of shares;

(any of such events being called a "Common Share Reorganization"), then the Exercise Price will be adjusted effective immediately after the effective date or record date for the happening of a Common Share Reorganization, as the case may be, at which the holders of Common Shares are determined for the purpose of the Common Share Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which is the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which is the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date or record date).

(2)
If and whenever, at any time after the date hereof, the Corporation fixes a record date for the issue of rights, options or warrants to the holders of all or substantially all of its outstanding Common Shares under which such holders are entitled to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares, where:

(a)
the right to subscribe for or purchase Common Shares or the right to exchange securities for or convert securities into Common Shares, expires not more than 45 days after the date of such issue (the period from the record date to the date of expiry being herein in this Section 11(2) called the "Rights Period"); and

(b)
the cost per Common Share during the Rights Period (inclusive of any cost of acquisition of securities exchangeable for or convertible into Common Shares in addition to any direct cost of Common Shares) (in this Section 11(2) called the "Per Share Cost") is less than 95% of the Current Market Price of the Common Shares on the record date;

(any of such events being called a "Rights Offering"), then the Exercise Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Exercise Price in effect immediately prior to the end of the Rights Period by a fraction:

(i)	the numerator of which is the aggregate of:

A.	the number of Common Shares outstanding as of the record date for the Rights Offering; and

B.	a number determined by dividing the product of the Per Share Cost and:

(I)
where the event giving rise to the application of this subsection 11(2) was the issue of rights, options or warrants to the holders of Common Shares under which such holders are entitled to subscribe for or purchase additional Common Shares, the number of Common Shares so subscribed for or purchased during the Rights Period; or

(II)
where the event giving rise to the application of this subsection 11(2) was the issue of rights, options or warrants to the holders of Common Shares under which such holders are entitled to subscribe for or purchase securities exchangeable for or convertible into Common Shares, the number of Common Shares for which those securities so subscribed for or purchased during the Rights Period could have been exchanged or into which they could have been converted during the Rights Period, by the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii)	the denominator of which is:

A.	in the case described in subparagraph 11(2)(i)(B)(I), the number of Common Shares outstanding; or

B.	in the case described in subparagraph 11(2)(i)(B)(II), the number of Common Shares that would be outstanding if all the Common Shares described in subparagraph 11(2)(i)(B)(II) had been issued,

as at the end of the Rights Period.

Any Common Shares owned by or held for the account of the Corporation or any subsidiary or affiliate (as such terms are defined in the Securities Act (Ontario)) of the Corporation will be deemed not to be outstanding for the purpose of any such computations

If by the terms of the rights, options or warrants referred to in this Section 11(2), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, will be calculated for purposes of the adjustment on the basis of:

(i)	the lowest purchase, conversion or exchange price per Common Share, as the case may be, if such price is applicable to all Common Shares which are subject to the rights, options or warrants; and

(ii)	the average purchase, conversion or exchange price per Common Share, as the case may be, if the applicable price is determined by reference to that number of Common Shares acquired.

To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 11(2) as a result of the fixing by the Corporation of a record date for the distribution of rights, options or warrants referred to in this Section 11(2), the Exercise Price will be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiration and will be further readjusted in such manner upon expiration of any further such right.

If the Holder has exercised this Compensation Warrant Certificate in accordance herewith during the period beginning after the record date for a Rights Offering and ending on the last day of the Rights Period thereunder, the Holder will, in addition to the Common Shares to which it is otherwise entitled upon such exercise, be entitled to that number of additional Common Shares equal to the difference, if any, between (x) the result obtained when the Exercise Price in effect immediately prior to the end of such Rights Offering pursuant to this subsection is multiplied by the number of Common Shares received upon the exercise of this Compensation Warrant Certificate during such period, and the resulting product is divided by the Exercise Price as adjusted for such Rights Offering pursuant to this subsection provided that the provisions of Section 7 will be applicable to any fractional interest in a Common Share to which such Holder might otherwise be entitled and (y) the number of Common Shares received upon the exercise of this Compensation Warrant Certificate during such period. Such additional Common Shares will be deemed to have been issued to the Holder immediately following the end of the Rights Period and a certificate for such additional Common Shares will be delivered to such Holder within ten (10) Business Days following the end of the Rights Period.

(3)	If and whenever at any time after the date hereof, the Corporation fixes a record date for the issue or the distribution to the holders of all or substantially all its Common Shares of:

(i)	shares of the Corporation of any class other than Common Shares;

(ii)	rights, options or warrants to acquire shares or securities exchangeable for or convertible into shares or property or other assets of the

Corporation (other than a right to subscribe for or purchase Common Shares or a right to exchange securities for or convert securities into Common Shares which expires not more than 45 days after the date of such issue and the cost per Common Share during such period (inclusive of any cost of acquisition of securities exchangeable for or convertible into Common Shares in addition to any direct cost of Common Shares) is at least 95% of the Current Market Price of the Common Shares on the record date);

(iii)	evidence of indebtedness; or

(iv)	any property or other assets,

and if such issuance or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being called a "Special Distribution"), the Exercise Price will be adjusted effective immediately after such record date to a price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which is:

A.	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date; less

B.
the aggregate fair market value (as determined by action by the auditors of the Corporation) to the holders of the Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

(ii)	the denominator of which is the number of Common Shares outstanding on such record date multiplied by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Corporation or any subsidiary or affiliate (as such terms are defined in the Securities Act (Ontario)) of the Corporation will be deemed not to be outstanding for the purpose of any such computation.

(4)
If and whenever at any time after the date hereof there is a Common Share Reorganization, a Rights Offering, a Special Distribution, a reclassification of the Common Shares outstanding at any time or change of the Common Shares into other shares or into other securities (other than a Common Share Reorganization), or a consolidation, amalgamation or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a "Capital Reorganization"), the Holder, upon exercising this Compensation Warrant Certificate after the effective date of such Capital Reorganization, will be entitled to receive in lieu of the number of Common Shares to which such Holder was theretofore entitled upon such exercise, the aggregate number of Common Shares, other securities or other property which such Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares to which such Holder was therefore entitled upon exercise of this Compensation Warrant Certificate. If determined appropriate by action of the directors of the Corporation, appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 11(4) with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 11(4) will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise hereof. Any such adjustment must be made by and set forth in an amendment to this Compensation Warrant Certificate approved by action by the directors of the Corporation and will for all purposes be conclusively deemed to be an appropriate adjustment.

(5)	If at any time after the date hereof and prior to the Expiry Time any adjustment in the Exercise Price shall occur as a result of:

(a)	an event referred to in subsection 11(1);

(b)	the fixing by the Corporation of a record date for an event referred to in subsection 11(2); or

(c)
the fixing by the Corporation of a record date for an event referred to in subsection 11(3) if such event constitutes the issue or distribution to the holders of all or substantially all of its outstanding Common Shares of: (A) Equity Shares, or (B) securities exchangeable for or convertible into Equity Shares at an exchange or conversion price per Equity Share less than 95% of the Current Market Price on such record date, or (C) rights, options or warrants to acquire Equity Shares at an exercise, exchange or conversion price per Equity Share less than 95% of the Current Market Price on such record date, then the number of Common Shares purchasable upon the subsequent exercise of this Compensation Warrant Certificate shall be simultaneously adjusted by multiplying the number of Common Shares purchasable upon the exercise of this Compensation Warrant Certificate immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Exercise Price. To the extent any adjustment in subscription rights occurs pursuant to this subsection 11(5) as a result of a distribution of exchangeable or convertible securities other than Equity Shares referred to in subsection 11(1) or as a result of the fixing by the Corporation of a record date for the distribution of rights, options or warrants referred to in subsection 11(2), the number of Common Shares purchasable upon exercise of this Compensation Warrant Certificate shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number of Common Shares actually issued and remaining issuable immediately after such expiration and shall be further readjusted in such manner upon expiration of any further such right. To the extent that any adjustment in subscription rights occurs pursuant to this subsection 11(5) as a result of the fixing by the Corporation of a record date for the distribution of exchangeable or convertible securities other than Equity Shares or rights, options or warrants referred to in subsection 11(3), the number of Common Shares purchasable upon exercise of this Compensation Warrant Certificate shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number which would be purchasable pursuant to this subsection 11(5) if the fair market value of such securities or such rights, options or warrants had been determined for purposes of the adjustment pursuant to this subsection 11(5) on the basis of the number of Equity Shares issued and remaining issuable immediately after such expiration and shall be further readjusted in such manner upon expiration of any further such right.

(6)
If at any time any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of this Section 11, then the number of Common Shares purchasable upon the subsequent exercise of the Compensation Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of the Compensation Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

12.    Rules Regarding Calculation of Adjustments

The following rules and procedures shall be applicable to adjustments made pursuant to Section 11 herein:

(1)
The adjustments provided for in Section 11 are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 12.

(2)
No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price, provided however, that any adjustment which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(3)
No adjustment in the Exercise Price will be made in respect of any event described in Section 11, other than the events referred to in clauses 11(1)(c) and (d), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised the Compensation Warrants evidenced hereby prior to or on the effective date or record date of such event. Any participation by a Holder pursuant to this Section 12(3) is subject to the prior approval of the TSX (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable.

(4)
No adjustment in the Exercise Price will be made under Section 11 in respect of the issue from time to time of Common Shares issuable from time to time as dividends paid in the ordinary course to holders of Common Shares who exercise an option or election to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend and any such issue will be deemed not to be a Common Share Reorganization.

(5)
If at any time a dispute arises with respect to adjustments provided for in Section 11, such dispute will be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors of the Corporation and approved by the Holder, acting reasonably, and any such determination, absent manifest error, will be binding upon the Corporation, the Holder and shareholders of the Corporation. The Corporation will provide such auditors or accountants with access to all necessary records of the Corporation.

(6)
In case the Corporation, after the date of issue of this Compensation Warrant Certificate, takes any action affecting the Common Shares, other than an action described in Section 11, which in the opinion of the directors of the Corporation would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action by the directors of the Corporation but subject in all cases to any necessary regulatory approval, including approval of the TSX. Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares will be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances.

(7)
If the Corporation sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan or pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

(8)
In the absence of a resolution of the directors of the Corporation fixing a record date for a Special Distribution or Rights Offering, the Corporation will be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected.

(9)
As a condition precedent to the taking of any action which would require any adjustment to the Compensation Warrants evidenced hereby, including the Exercise Price, the Corporation must take any corporate action which may be necessary in order that the Corporation shall have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all of the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(10)
The Corporation will from time to time, within 10 Business Days after the occurrence of any event which requires an adjustment or readjustment as provided in Section 11, give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price.

(11)
Any adjustment to the Exercise Price under the terms of this Compensation Warrant Certificate shall be subject to the prior approval of the TSX and such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable.

13.    Consolidation and Amalgamation

(1)
The Corporation shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation or entity (herein called a "successor corporation") whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Corporation and the successor corporation shall have executed such instruments and done such things as, in the opinion of counsel to the Corporation, are necessary or advisable to establish that upon the consummation of such transaction:

(i)	the successor corporation will have assumed all the covenants and obligations of the Corporation under this Compensation Warrant Certificate; and

(ii)
this Compensation Warrant Certificate will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Compensation Warrant Certificate.

(2)
Whenever the conditions of subsection 13(1) shall have been duly observed and performed, the successor corporation shall possess and from time to time may exercise each and every right and power of the Corporation under this Compensation Warrant Certificate in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the successor corporation.

14.    Representations and Warranties

The Corporation hereby represents and warrants with and to the Holder that the Corporation is duly authorized and has the corporate and lawful power and authority to create and issue the Compensation Warrants evidenced hereby, the Common Shares and Warrants issuable upon the exercise hereof and the Common Shares issuable upon the exercise of the Warrants, and to perform its obligations hereunder and that this Compensation Warrant Certificate represents a valid, legal and binding obligation of the Corporation enforceable in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and equitable remedies being in the discretion of the court.

15.    If Share Transfer Books Closed

The Corporation shall not be required to deliver certificates for Common Shares or Warrants while the share transfer books of the Corporation are properly closed prior to any meeting of shareholders, for the payment of dividends or for any other purpose and in the event of the surrender of any Compensation Warrant Certificate in accordance with the provisions hereof and the making of any subscription and payment for Units called for thereby during any such period, delivery of certificates for Units may be postponed for not more than five (5) Business Days after the date of the re-opening of said share transfer books. Any such postponement of delivery of certificates shall be without prejudice to the right of the Holder, if the Holder has surrendered the same and made payment during such period, to receive certificates for the Common Shares and Warrants comprising such Units called for after the share transfer books have been re-opened.

16.    Stolen, Lost, Mutilated or Destroyed Certificate

If this Compensation Warrant Certificate is stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it shall in its discretion impose, issue and countersign a new Compensation Warrant Certificate of like denomination, tenor and date as the certificate so stolen, lost, mutilated or destroyed.

17.    Governing Law

This Compensation Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent mandatorily governed by the law of another jurisdiction. Each of the Holder and the Corporation: (i) irrevocably consents to the exclusive jurisdiction and venue of the Courts of Ontario in connection with any matter or dispute based upon or arising out of this Compensation Warrant Certificate or the matters contemplated herein; (ii) agrees that process may be served upon them in any manner authorized by the laws of the Province of Ontario for such persons; and (iii) waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

18.    Severability

If any one or more of the provisions or parts thereof contained in this Compensation Warrant Certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(a)	the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(b)
the invalidity, illegality or unenforceability of any provision or part thereof contained in this Compensation Warrant Certificate in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Compensation Warrant Certificate in any other jurisdiction.

19.    Headings

The headings of the sections, subsections, clauses and subclauses of this Compensation Warrant Certificate have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Compensation Warrant Certificate.

20.    Compensation Warrants Rank Pari Passu

All Compensation Warrants shall rank pari passu, whatever may be the actual date of issue of the same.

21.    Numbering of Articles, etc.

Unless otherwise stated, a reference herein to a numbered or lettered section, subsection, clause, subclause or schedule refers to the section, subsection, clause, subclause or schedule bearing that number or letter in this Compensation Warrant Certificate.

22.    Number and Gender

Whenever used in this Compensation Warrant Certificate, words importing the singular number only shall include the plural and vice versa and words importing gender shall include all genders.

23.    Day Not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day then such action shall be required to be taken on or before the requisite time on the next day that is a Business Day.

24.    TSX Approval

Notwithstanding anything to the contrary in this Compensation Warrant Certificate, no supplement or amendment to the terms of this Compensation Warrant Certificate may be made without the prior written approval of the TSX and such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable.

25.    Binding Effect

This Compensation Warrant Certificate and all of its provisions shall enure to the benefit of the Holder and its successors and shall be binding upon the Corporation and its successors.

26.    Legends

(a)
The Holder acknowledges that any certificate representing Common Shares and/or Warrants issued upon the exercise of this Compensation Warrant Certificate prior to the date which is four months and one day after the date hereof will bear the following legend:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 1, 2007."

provided that at any time subsequent to the date which is four months and one day after the date hereof any certificate representing such Common Shares and/or Warrants may be exchanged for a certificate bearing no such legends. The Corporation hereby covenants and agrees that it will use the best efforts thereof to deliver or to cause to be delivered a certificate or certificates representing such Common Shares and/or Warrants bearing no such legends within three Business Days after receipt of the legended certificate.

(b)
The Holder acknowledges that the certificates representing the Common Shares and all certificates issued in exchange or substitution thereof, will bear a legend in substantially the following form as long as the legend referred to in subsection 26(a) remains on such certificate:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CAN NOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE."

27.    Currency

All references herein to monetary amounts are references to lawful money of Canada, unless otherwise specified herein.

28.    Notice

Any notice, document or other communication required or permitted by this Compensation Warrant Certificate to be given by the Holder or the Corporation shall be in writing and is sufficiently given if delivered personally, or if delivered or if transmitted by any form of recorded telecommunication tested prior to transmission, to such person addressed as follows:

(a)	if to the Holder:

to the address on the face page hereof

(b)	if to the Corporation:

Apollo Gold Corporation 5655 S. Yosemite Street, Suite 200 Greenwood Village, Colorado, 80111-3220

Attention: Chief Financial Officer

Telephone No.: (720) 886-9656

Facsimile No.: (720) 482-0957

Notice so delivered shall be deemed to have been given on the Business Day that it is received. Notices transmitted by a form of recorded telecommunication shall be deemed given on the day of transmission. The Holder or the Corporation may from time to time notify the other in the manner provided herein of any change of address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of such person for all purposes hereof.

29.    Time of Essence

Time shall be of the essence hereof.

IN WITNESS WHEREOF, the Corporation has caused this Compensation Warrant Certificate to be signed by its duly authorized officer this 30th day of October, 2006.

APOLLO GOLD CORPORATION

Per:
Authorized Signatory

SCHEDULE "A"

SUBSCRIPTION FORM

TO:	APOLLO GOLD CORPORATION 5655 S. Yosemite Street, Suite 200 Greenwood Village, Colorado, 80111-3220

The undersigned holder of the within Compensation Warrant Certificate hereby irrevocably subscribes for ___________________________ Units of APOLLO GOLD CORPORATION (the "Corporation") pursuant to the within Compensation Warrant Certificate at the Exercise Price per Unit specified in the said Compensation Warrant Certificate and encloses herewith cash or a certified cheque, money order or bank draft payable to or to the order of the Corporation in the aggregate amount of $_____________ in payment of the subscription price therefor. As used herein, the terms "Unit" and "Units" shall have the meanings ascribed thereto in the Compensation Warrant Certificate to which this subscription form is attached.

The undersigned hereby represents, warrants and certifies to the Corporation that the undersigned holder: (i) at the time of exercise of this Compensation Warrant Certificate is not in the United States; (ii) is not a U.S. Person and is not exercising this Compensation Warrant Certificate for the account or benefit of a U.S. Person; (iii) did not execute or deliver this subscription form while within the United States; (iv) has in all other respects complied with the terms of Regulation S of the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or any successor rule or regulation of the United States Securities and Exchange Commission as presently in effect.

DATED this __________ day of _____________________, ___________.

The undersigned hereby directs that the said Units be issued and registered as follows:

Name:

Address:

Signature:

☐	Please check box if the certificates evidencing the securities comprising the Units are to be delivered at the office where this Compensation Warrant Certificate is surrendered, failing which the certificate(s) evidencing such securities will be mailed to the subscriber at the address set out above.

If any Compensation Warrants represented by this certificate are not being exercised, a new Compensation Warrant Certificate will be issued and delivered to the holder with the certificates evidencing the securities comprising the Units.

SCHEDULE "B"

FORM OF WARRANT

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 1, 2007.

Void after 5:00 p.m. (Toronto time) on the 30th day of October, 2008.

Number of Warrants: ●	Warrant Certificate No. 2006-01-●

APOLLO GOLD CORPORATION

(A corporation existing under the laws of the Yukon Territory)

This is to certify that, for value received, ● (the "Holder"), shall have the right to purchase from APOLLO GOLD CORPORATION (the "Corporation"), at any time and from time to time up to 4:00 p.m. (Toronto time) on October 30, 2008 (the "Expiry Time"), one fully paid and non-assessable common share in the capital of the Corporation (a "Common Share") for each Warrant (individually, a "Warrant") represented hereby at a price of Cdn$1.00 per Common Share for the first 12 months, and at a price of Cdn$1.15 per Common Share for the last 12 months (collectively, the "Exercise Price"), upon and subject to the terms and conditions set forth herein.

1. For the purposes of this Warrant Certificate, the term "Common Shares" means common shares without par value in the capital of the Corporation as constituted as of the date hereof, provided that in the event of a subdivision, redivision, reduction, combination or consolidation thereof or any other adjustment under section 8 herein, or successive such subdivisions, redivisions, reductions, combinations, consolidations or other adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Warrant Certificate, "Common Shares" shall thereafter mean the shares, other securities or other property resulting from such subdivision, redivision, reduction, combination or consolidation or other adjustment.

2. All Warrant Certificates shall be signed by an officer of the Corporation holding office at the time of signing, or any successor or replacement of such person and notwithstanding any change in any of the persons holding said offices between the time of actual signing and the delivery of the Warrant Certificate, the Warrant Certificate so signed shall be valid and binding upon the Corporation.

3. All rights under any of the Warrants in respect of which the right of subscription and purchase therein provided for shall not theretofore have been exercised shall wholly cease and such Warrants shall be wholly void and of no valid or binding effect after the Expiry Time.

4. The right to purchase Common Shares of the Corporation pursuant to the Warrants may only be exercised by the Holder at or before the Expiry Time by:

(a)	duly completing and executing a subscription substantially in the form attached as Schedule "A" (the "Subscription Form"), in the manner therein indicated; and

(b)
surrendering this Warrant Certificate and the duly completed and executed Subscription Form to the Corporation prior to the Expiry Time at its principal office, 5655 S. Yosemite Street, Suite 200, Greenwood Village, Colorado, 80111-3220, together with payment of the purchase price for the Common Shares subscribed for in the form of certified cheque or bank draft payable to the Corporation in an amount equal to the then applicable Exercise Price multiplied by the number of Common Shares subscribed for.

5. Upon delivery and payment as set forth in section 4 herein, the Corporation shall cause to be issued to the Holder the number of Common Shares subscribed for by the Holder and the Holder shall become a shareholder of the Corporation in respect of such Common Shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such shares. The Corporation shall cause such certificate or certificates to be mailed to the Holder at the address or addresses specified in the Subscription Form within five (5) business days of such delivery and payment as set forth in section 4 herein or, if so instructed by the Holder, held for pick-up by the Holder at the principal office of the Corporation. Notwithstanding any adjustment provided for in section 8 herein, the Corporation shall not be required upon the exercise of any Warrants to issue fractional Common Shares in satisfaction of its obligations hereunder and the Holder understands and agrees that it will not be entitled to any cash payment or other form of compensation in respect of a fractional Common Share that might otherwise have been issued.

6. The holding of a Warrant shall not constitute the Holder a shareholder of the Corporation nor entitle him to any right or interest in respect thereof except as herein expressly provided.

7. The Corporation covenants and agrees that until the Expiry Time, while any of the Warrants shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to sections 8 and 9 herein. The Corporation further covenants and agrees that while any of the Warrants shall be outstanding, the Corporation shall (a) comply with the securities legislation applicable to it in order that the Corporation continue as a reporting issuer, or analogous entity, not in default of any requirements of such legislation; (b) use its commercially reasonable best efforts to do or cause to be done all things necessary to preserve and maintain its corporate existence; and (c) at its own expense expeditiously use its commercially reasonable best efforts to obtain the listing of such Common Shares (subject to issue or notice of issue) on each stock exchange or over-the-counter market on which the Corporation’s Common Shares may be listed from time to time. All Common Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

8.    (a) For the purpose of this section 8, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor:

"Current Market Price" of the Common Shares at any date means the price per share equal to the weighted average price at which the Common Shares have traded on the Toronto Stock Exchange (the "TSX") or, if the Common Shares are not then listed on the TSX, on such other Canadian stock exchange on which the shares trade as may be selected by the directors of the Corporation for such purpose or, if the Common Shares are not then listed on any Canadian stock exchange, in the over-the-counter market, during the period of any twenty consecutive trading days ending not more than five (5) business days before such date; provided that the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said twenty consecutive trading days by the total number of Common Shares so sold; and provided further that if the Common Shares are not then listed on any Canadian stock exchange or traded in the over-the counter market, then the Current Market Price shall be determined by such firm of independent chartered accountants as may be selected by the directors of the Corporation;

"director" means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to action "by the directors" means action by the directors of the Corporation as a board or, whenever empowered, action by the executive committee of such board; and

"trading day" with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

(b) If and whenever at any time after the date hereof and prior to the Expiry Time the Corporation shall (i) subdivide or redivide its then outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate its then outstanding Common Shares into a lesser number of Common Shares or (iii) issue Common Shares (or securities exchangeable for or convertible into Common Shares) to the holders of all or substantially all of its then outstanding Common Shares by way of a stock dividend or other distribution (any of such events herein called a "Common Share Reorganization"), then the Exercise Price shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of Common Shares are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by multiplying the Exercise Price in effect on such effective date or record date, as the case may be, by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date, as the case may be, before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would be outstanding if such securities were exchanged for or converted into Common Shares.

(c) If at any time after the date hereof and prior to the Expiry Time the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares, of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the "Rights Period"), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share at the date of issue of such securities) of less than 95% of the Current Market Price of the Common Shares on such record date (any of such events being herein called a "Rights Offering"), the Exercise Price shall be adjusted effective immediately after the record date for the Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the aggregate of

(A)	the number of Common Shares outstanding on the record date for the Rights Offering; and

(B)	the quotient determined by dividing

(I)
either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or, (b) the product of the exchange or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

(II)	the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii)
the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares for or into which such securities may be exchanged or converted).

If by the terms of the rights, options, or warrants referred to in this section 8(c), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this section 8(c) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this section 8(c), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

If the Holder has exercised this Warrant Certificate in accordance herewith during the period beginning after the record date for a Rights Offering and ending on the last day of the Rights Period thereunder, the Holder will, in addition to the Common Shares to which it is otherwise entitled upon such exercise, be entitled to that number of additional Common Shares equal to the difference, if any, between (x) the result obtained when the Exercise Price in effect immediately prior to the end of such Rights Offering pursuant to this subsection is multiplied by the number of Common Shares received upon the exercise of this Warrant Certificate during such period, and the resulting product is divided by the Exercise Price as adjusted for such Rights Offering pursuant to this subsection provided that the provisions of section 9 herein will be applicable to any fractional interest in a Common Share to which such Holder might otherwise be entitled and (y) the number of Common Shares received upon the exercise of this Warrant Certificate during such period. Such additional Common Shares will be deemed to have been issued to the Holder immediately following the end of the Rights Period and a certificate for such additional Common Shares will be delivered to such Holder within ten (10) business days following the end of the Rights Period.

(d) If at any time after the date hereof and prior to the Expiry Time, the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the Common Shares of:

(i)	shares of the Corporation of any class other than Common Shares;

(ii)
rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share at the date of issue of such securities) of at least 95% of the Current Market Price of the Common Shares on such record date);

(iii)	evidences of indebtedness of the Corporation; or

(iv)	any property or assets of the Corporation (for greater certainty, excluding a cash dividend);

and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

(A)    the numerator of which shall be the difference between

(I)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, and

(II)
the fair value, as determined by the directors of the Corporation, to the holders of the Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

(B)	the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this section 8(d) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares referred to in this section 8(d), the Exercise Price shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect if the fair market value had been determined on the basis of the number of Common Shares issued and remaining issuable immediately after such expiry, and shall be further readjusted in such manner upon the expiry of any further such right.

(e)
If and whenever at any time after the date hereof and prior to the Expiry Time there is a capital reorganization of the Corporation or a reclassification or other change in the Common Shares (other than a Common Share Reorganization) or a consolidation or merger or amalgamation of the Corporation with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other securities), or a transfer of all or substantially all of the Corporation's undertaking and assets to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a "Capital Reorganization"), after the effective date of the Capital Reorganization the Holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Common Shares to which the Holder was theretofore entitled upon the exercise of the Warrants, the kind and aggregate number of Common Shares and other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder has been the registered holder of the number of Common Shares to which the Holder was theretofore entitled to purchase or receive upon the exercise of the Warrants. If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interest thereafter of the Holder to the end that the provisions of this Warrant Certificate shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant Certificate.

(f)
If and whenever at any time after the date hereof and prior to the Expiry Time, any of the events set out in sections 8(a), (b), (c), (d) or (e) herein shall occur and the occurrence of such event results in an adjustment of the Exercise Price pursuant to the provisions of this section 8, then the number of Common Shares purchasable pursuant to this Warrant shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(g)
If the Corporation takes any action affecting its Common Shares to which the foregoing provisions of this section 8, in the opinion of the board of directors of the Corporation, acting in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of the Holder hereunder, then the Corporation shall, subject to the approval of the TSX (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable), execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting in good faith. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

9.    The following rules and procedures shall be applicable to the adjustments made pursuant to section 8 herein:

(a)
any Common Shares owned or held by or for the account of the Corporation shall be deemed not be to outstanding except that, for the purposes of section 8 herein, any Common Shares owned by a pension plan or profit sharing plan for employees of the Corporation or any of its subsidiaries shall not be considered to be owned or held by or for the account of the Corporation;

(b)
no adjustment in the Exercise Price or the number of Common Shares purchasable pursuant to this Warrant shall be required unless a change of at least 1% of the prevailing Exercise Price or the number of Common Shares purchasable pursuant to this Warrant would result, provided, however, that any adjustment which, except for the provisions of this section 9(b), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

(c)
the adjustments provided for in section 8 herein are cumulative and shall apply to successive subdivisions, consolidations, dividends, distributions and other events resulting in any adjustment under the provisions of such item;

(d)
in the absence of a resolution of the board of directors of the Corporation fixing a record date for any dividend or distribution referred to in section 8(a)(iii) herein, the Corporation shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution is effected;

(e)
if the Corporation sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment to the Exercise Price will be required by reason of the setting of such record date;

(f)
as a condition precedent to the taking of any action which would require any adjustment to the Warrants evidenced hereby, including the Exercise Price, the Corporation must take any corporate action which may be necessary in order that the Corporation shall have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all of the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof;

(g)
forthwith, but no later than fourteen (14) days, after any adjustment to the Exercise Price or the number of Common Shares purchasable pursuant to the Warrants, the Corporation shall provide to the Holder a certificate of an officer of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, describing the event requiring and the manner of computing or determining such adjustment;

(h)
any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustment pursuant to section 8 herein shall be conclusively determined by a firm of independent chartered accountants (who may be the Corporation's auditors) and shall be binding upon the Corporation and the Holder;

(i)
any adjustment to the Exercise Price under the terms of this Warrant Certificate shall be subject to the prior approval of the TSX (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable); and

(j)
in case the Corporation, after the date of issue of this Warrant Certificate, takes any action affecting the Common Shares, other than an action described in section 8 herein, which in the opinion of the directors of the Corporation would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action by the directors of the Corporation but subject in all cases to any necessary regulatory approval, including approval of the TSX (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable). Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares will be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances.

10. On the happening of each and every such event set out in section 8 herein, the applicable provisions of this Warrant Certificate, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

11. The Corporation shall not be required to deliver certificates for Common Shares while the share transfer books of the Corporation are properly closed, having regard to the provisions of sections 8 and 9 herein, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period, delivery of certificates for Common Shares may be postponed for not more than five (5) business days after the date of the re-opening of said share transfer books; provided, however, that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder so surrendering the same and making payment during such period to receive after the share transfer books shall have been re-opened such certificates for the Common Shares called for, as the same may be adjusted pursuant to sections 8 and 9 herein as a result of the completion of the event in respect of which the transfer books were closed.

12. Subject as hereinafter provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement contained herein shall be had against any shareholder or officer of the Corporation either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Warrants are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the shareholders or officers of the Corporation or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants.

13. The Holder may subscribe for and purchase any lesser number of Common Shares than the number of Common Shares expressed in any Warrant Certificate. In the case of any subscription for a lesser number of Common Shares than expressed in any Warrant Certificate, the Holder hereof shall be entitled to receive, at no cost to the Holder, a new Warrant Certificate in respect of the balance of Warrants not then exercised. Such new Warrant Certificate shall be mailed to the Holder by the Corporation or, at its direction, the transfer agent of the Corporation, contemporaneously with the mailing of the certificate or certificates representing the Common Shares issued pursuant to section 5 herein.

14. If any Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion impose, acting reasonably, issue and sign a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed for delivery to the Holder.

15.    The Holder may transfer the Warrants represented hereby by:

(a)	duly completing and executing the transfer form attached as Schedule "B" ("Transfer Form"); and

(b)
surrendering this Warrant Certificate and the completed Transfer Form, together with such other documents as the Corporation may reasonably request, to the Corporation at the address set forth on the Transfer Form or such other office as may be specified by the Corporation, in a written notice to the Holder, from time to time, provided that all such transfers shall be effected in accordance with all applicable securities laws, and provided that, after such transfer, the term "Holder" shall mean and include any transferee or assignee of the current or any future Holder. If only part of the Warrants evidenced hereby is transferred, the Corporation will deliver to the Holder and the transferee replacement Warrant Certificates substantially in the form of this Warrant Certificate.

16. Neither the Warrants represented by this Warrant Certificate nor the Common Shares issuable upon exercise hereof have been or will be registered under the United States Securities Act of 1933, as amended (the "1933 Act") nor under the laws of any state of the United States. Subject to certain limited exceptions, (i) Warrants may not be exercised within the United States and (ii) no Common Shares issuable upon exercise of Warrants will be delivered to any address in the United States. The Holder acknowledges that a legend to that effect may be placed on any certificates representing the Common Shares issued on exercise of the rights represented by this Warrant Certificate. Terms used in this paragraph have the meanings given to them in Regulation S under the 1933 Act.

17. Any certificate representing Common Shares issued upon the exercise of this Warrant prior to the date which is four months and one day after the date hereof will bear the following legends:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 1, 2007."

and

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX."

provided that at any time subsequent to the date which is four months after the date hereof any certificate representing such Common Shares may be exchanged for a certificate bearing no such legends. The Corporation hereby covenants and agrees that it will use the best efforts thereof to deliver or to cause to be delivered a certificate or certificates representing such Common Shares bearing no such legends within five business days after receipt of the legended certificate.

18. The Corporation will maintain a register of holders of Warrants at its principal office. The Corporation may deem and treat the registered holder of any Warrant Certificate as the absolute owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. A Holder shall be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Holder of the Common Shares purchasable pursuant to such Warrant shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into the title of any such Holder except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

19. The Corporation shall notify the Holder forthwith of any change of the Corporation’s address.

20.    The registered holders of Warrants shall have the power from time to time by an extraordinary resolution (as hereinafter defined):

(a)	to sanction any modification, abrogation, alteration or compromise of the rights of the registered holders of Warrants against the Corporation which shall be agreed to by the Corporation; and/or

(b)	to assent to any modification of or change in or omission from the provisions contained herein or in any instrument ancillary or supplemental hereto which shall be agreed to by the Corporation; and/or

(c)
to restrain any registered holder of a Warrant from taking or instituting any suit or proceedings against the Corporation for the enforcement of any of the covenants on the part of the Corporation conferred upon the registered holders of Warrants by the terms of the Warrants.

Any such extraordinary resolution as aforesaid shall be binding upon all the registered holders of Warrants whether or not assenting in writing to any such extraordinary resolution, and each registered holder of any of the Warrants shall be bound to give effect thereto accordingly. Such extraordinary resolution shall, where applicable, be binding on the Corporation which shall give effect thereto accordingly.

The Corporation shall forthwith upon receipt of an extraordinary resolution provide notice to all registered holders of Warrants of the date and text of such resolution. The registered holders of Warrants assenting to an extraordinary resolution agree to provide the Corporation forthwith with a copy of any extraordinary resolution passed.

The expression "extraordinary resolution" when used herein shall mean a resolution assented to in writing, in one or more counterparts, by the registered holders of Warrants calling in the aggregate for not less than seventy-five per cent (75%) of the aggregate number of Common Shares called for by all of the Warrants which are, at the applicable time, outstanding.

21. All notices to be sent hereunder shall be deemed to be validly given to the registered holders of the Warrants if delivered personally or if sent by registered letter through the post addressed to such holders at their post office addresses appearing in the register of Warrant holders caused to be maintained by the Corporation, and such notice shall be deemed to have been given, if delivered personally when so delivered, and if sent by post on the fifth business day next following the post thereof.

22. If for any reason, other than the failure or default of the Holder, the Corporation is unable to issue and deliver the Common Shares or other securities as contemplated herein to the Holder upon the proper exercise by the Holder of the right to purchase any of the Common Shares purchasable upon exercise of the Warrants represented hereby, the Corporation may pay, at its option and in complete satisfaction of its obligations and the rights of the Holder hereunder, to the Holder, in cash, an amount equal to the difference between the Exercise Price and the Current Market Price of such Common Shares or other securities on the date of exercise by the Holder, and upon such payment the Corporation shall have no liability or other obligation to the Holder relating to or in respect of the Warrants or this Warrant Certificate.

23. This Warrant Certificate shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable herein.

24. All Warrants shall rank pari passu, whatever may be the actual date of issue of the same.

25. This Warrant Certificate shall enure to the benefit of and shall be binding upon the Holder and the Corporation and their respective successors and assigns.

26. All references herein to monetary amounts are references to lawful money of Canada, unless otherwise specified herein.

27.    Any notice, document or other communication required or permitted by this Compensation Warrant Certificate to be given by the Holder or the Corporation shall be in writing and is sufficiently given if delivered personally, or if delivered or if transmitted by any form of recorded telecommunication tested prior to transmission, to such person addressed as follows:

(a)	if to the Holder:

to the address on the face page hereof

(b)	if to the Corporation:

Apollo Gold Corporation 5655 S. Yosemite Street, Suite 200 Greenwood Village, Colorado, 80111-3220

Attention: Chief Financial Officer

Telephone No.: (720) 886-9656

Facsimile No.: (720) 482-0957

28. Notice so delivered shall be deemed to have been given on the Business Day that it is received. Notices transmitted by a form of recorded telecommunication shall be deemed given on the day of transmission. The Holder or the Corporation may from time to time notify the other in the manner provided herein of any change of address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of such person for all purposes hereof.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer.

DATED as of the    day of October, 2006.

APOLLO GOLD CORPORATION

Per:
Authorized Signatory

Schedule "A"

SUBSCRIPTION FORM

TO BE COMPLETED IF WARRANTS ARE TO BE EXERCISED:

TO:	APOLLO GOLD CORPORATION 5655 S. Yosemite Street, Suite 200 Greenwood Village, Colorado, 80111-3220

The undersigned hereby subscribes for   Common Shares of Apollo Gold Corporation according to the terms and conditions set forth in the annexed Warrant Certificate (or such number of other securities or property to which such Warrant Certificate entitles the undersigned to acquire under the terms and conditions set forth in such Warrant Certificate).

Address for Delivery of Common Shares:

Attention: _________________________________________________

Exercise Price
Tendered (Cdn.$1.00 per
Common Share until October 30, 2007 and Cdn.$1.15 per
Common Share until October 30, 2008
or as adjusted)	$ ________________________________

 Dated at ________, this _____day of ______, 200__.
) ) ) ) ) ) ) )
Witness:		Holder's Name
Authorized Signature
Title (if applicable)

Signature guaranteed1:

1. If the Common Shares are to be registered in a name other than the name of the registered Warrant Holder, the signature of the Warrant Holder must be medallion guaranteed by a bank, trust company or a member of a stock exchange in Canada.

Schedule "B"

WARRANT TRANSFER FORM

FOR VALUE RECEIVED, subject to receipt of prior written approval of APOLLO GOLD CORPORATION (the "Company"), the undersigned (the "Transferor") hereby sells, assigns and transfers unto (name)_______________________________(the "Transferee") of (residential address)_________________________________________________________________________________________________________________
_______________________________________________________________________________________________________________________________________________________________________________
Warrants of the Company registered in the name of the undersigned represented by the within certificate, and irrevocably appoints the Company as the attorney of the undersigned to transfer the said securities on the register of transfers for the said Warrants, with full power of substitution.

NOTICE:
The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a bank, trust company or a member of a recognized stock exchange. The guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

DATED this_______ day of ________, 20____.

Signature Guaranteed	(Signature of transferring Warrantholder)

Name (please print)

Address

TRANSFEREE ACKNOWLEDGMENT

In connection with this transfer (check one):

☐
The undersigned transferee hereby certifies that (i) it was not offered the Warrants while in the United States and did not execute this certificate while within the United States; (ii) it is not acquiring any of the Warrants represented by this Warrant Certificate by or on behalf of any person within the United States; and (iii) it has in all other respects complied with the terms of Regulation S of United States Securities Act of 1933, as amended (the "1933 Act"), or any successor rule or regulation of the United States Securities and Exchange Commission as presently in effect.

☐
The undersigned transferee is delivering a written opinion of U.S. Counsel acceptable to the Company to the effect that this transfer of Warrants has been registered under the 1933 Act or is exempt from registration thereunder.

(Signature of Transferee)

Date	Name of Transferee (please print)

The Warrants and the common shares issuable upon exercise of the Warrants shall only be transferable in accordance with applicable laws. The Warrants may only be exercised in the manner required by the certificate representing the Warrants and the Warrant Exercise Form attached thereto. Any common shares acquired pursuant to this Warrant shall be subject to applicable hold periods and any certificate representing such common shares will bear restrictive legends.